Exhibit 10.6

AMENDMENT TO ADVISORY AGREEMENT

This Amendment to the Advisory Agreement (this “Amendment”) is made this 4th day of January, 2021 but effective as of December 4, 2020, by and between Oaktree Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), and Oaktree Fund Advisors, LLC, a Delaware limited liability company (the “Advisor”). Capitalized terms used but not defined herein will have the meanings ascribed to such terms in the Advisory Agreement (as defined below).

WHEREAS, the Company and the Advisor previously entered into that certain Advisory Agreement dated April 11, 2018 (the “Advisory Agreement”); and

WHEREAS, pursuant to Section 22(b) of the Advisory Agreement, the Company and the Advisor desire to amend the Advisory Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Advisory Agreement is hereby amended as follows:

1. Amendment to Section 11(f). Section 11(f) of the Advisory Agreement shall be deleted in its entirety and replaced as follows:

“(f) Notwithstanding the foregoing, the Adviser shall pay for all Organization and Offering Expenses (other than Selling Commissions and Stockholder Servicing Fees) incurred prior to July 6, 2022. All Organization and Offering Expenses (other than Selling Commissions and Stockholder Servicing Fees) paid by the Adviser pursuant to this Section 11(f) shall be reimbursed by the Company to the Adviser in 60 equal monthly installments commencing on July 6, 2022.”

2. Limited Effect; No Modifications. This Amendment is effective as of December 4, 2020. The amendment set forth above shall be limited precisely as written and relate solely to the provisions of the Advisory Agreement in the manner and to the extent described above. Except as expressly set forth herein, nothing contained in this Amendment will be deemed or construed to amend, supplement or modify the Advisory Agreement or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

[signatures contained on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

Oaktree Real Estate Income Trust, Inc.

By:	/s/ Brian Price
	Name:	Brian Price
Chief Securities Counsel and
	Title:	Secretary

Oaktree Fund Advisors, LLC

By:	/s/ Brian Price
	Name:	Brian Price
	Title:	Senior Vice President

By:	/s/ Peter Boos
	Name:	Peter Boos
	Title:	Assistant Vice President

[signature page to Amendment to Advisory Agreement for Oaktree Real Estate Income Trust, Inc.]